Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	February 3, 2010
CONTACT:	Joseph F. Conners Executive Vice President and Chief Financial Officer
PHONE:	(215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2009 RESULTS

PHILADELPHIA, PENNSYLVANIA, February 3, 2010 — Beneficial Mutual Bancorp, Inc. (“Beneficial”) (NASDAQGS: BNCL), the parent company of Beneficial Bank (the “Bank”), today announced its financial results for the three and twelve months ended December 31, 2009.

For the three months ended December 31, 2009, Beneficial recorded net income of $6.2 million, or $0.08 per share, compared to net income of $5.8 million, or $0.07 per share for the three months ended September 30, 2009.

During the twelve months ended December 31, 2009, Beneficial recorded earnings of $17.1 million, or $0.22 per share, compared to earnings of $16.5 million, or $0.21 per share recorded for the twelve months ended December 31, 2008.  The earnings recorded for the twelve months ended December 31, 2008 included a curtailment gain related to pension plan modifications with an after-tax impact of $4.7 million, or $0.06 per share.

“We are pleased with our growth and the continued improvement in our performance in light of the difficult economic environment,” said Gerard Cuddy, Beneficial’s President and CEO.  “Our deposit and loan growth during 2009 is a testament to the energy of our employees to seize our competitive advantages, along with their commitment to help our customers do the right thing financially.”

“We believe that the economic crisis that has gripped our nation and adversely impacted our customers and communities will result in a refocus on financial responsibility.  We remain committed to the financial responsibility we’ve practiced throughout our 157 year history,” Cuddy said.  “We’ll maintain a strong capital position in order to advance our growth strategy by working with our customers to help them save and use credit wisely, and we’ll continue to dedicate financial and human capital to support organizations that share our sense of responsibility to do what’s right for the communities we serve.”

Highlights for the quarter ended December 31, 2009:

●	Total deposits increased by $227.0 million, or 6.9%, to $3.5 billion at December 31, 2009, up from $3.3 billion at September 30, 2009.

●	Total loans outstanding increased to $2.8 billion at December 31, 2009, up $39.2 million from September 30, 2009.

●	Net interest income for the three months ended December 31, 2009 increased to $34.8 million, from $32.7 million for the three months ended September 30, 2009, an increase of $2.1 million or 6.4%.

Highlights for the year ended December 31, 2009:

●	Total deposits increased by $767.6 million, or 28.0%, to $3.5 billion at December 31, 2009.

●	Total loans outstanding increased 15.1% to $2.8 billion at December 31, 2009 from $2.4 billion at December 31, 2008.

●	Net interest income increased by 11.7% to $127.3 million during the year ended December 31, 2009, up from $114.0 million recorded for the twelve months ended December 31, 2008.

Balance Sheet

Total assets increased $228.6 million, or 5.1%, from $4.4 billion at September 30, 2009, to $4.7 billion at December 31, 2009.  The growth in total assets included an increase in investment securities of $117.7 million, an increase in total loans outstanding of $39.2 million and an increase in cash and cash equivalents of $31.3 million.   Total deposits increased $227.0 million, or 6.9%, to $3.5 billion at December 31, 2009, compared to $3.3 billion at September 30, 2009, as core deposits increased by $244.3 million, while time deposits decreased by $17.3 million.

For the twelve months ended December 31, 2009, total assets increased 16.8% to $4.7 billion at December 31, 2009, up from $4.0 billion at December 31, 2008.  The largest contributors to this growth were increases of $365.5 million in loans outstanding and $176.8 million in investment and trading securities.   Total deposits at December 31, 2009 equaled $3.5 billion, an increase of $767.6 million, or 28.0% from December 31, 2008.  During 2009, core deposit balances increased by $862.1 million, while time deposits decreased by $94.8 million.

At December 31, 2009, Beneficial’s stockholders’ equity equaled $637.0 million, or 13.6% of total assets, compared to $635.3 million, or 14.3% of total assets, at September 30, 2009, and $610.5 million, or 15.3% of total assets at December 31, 2008.  At December 31, 2009, tangible equity equaled $506.1 million, or 11.1%, of tangible assets.

Asset Quality

Non-performing loans, including loans 90 days past due and still accruing, totaled $120.5 million, or 2.6% of total assets, at December 31, 2009, down from $120.7 million, or 2.7% of total assets, at September 30, 2009.  At December 31, 2009, non-performing loans consisted of $77.3 million in commercial loans, $37.5 million in consumer loans and $5.6 million in residential real estate loans.  Of the total non-performing consumer loans, $36.8 million, or 98.0%, are government guaranteed student loans.  Net charge-offs during the three-month period ended December 31, 2009 were $0.5 million, compared to $2.5 million during the three months ended September 30, 2009.  The allowance for loan losses at December 31, 2009 totaled $45.9 million, or 1.6% of total loans outstanding, compared to $42.7 million, or 1.6% of total loans outstanding, at September 30, 2009.

The Bank recorded a provision for loan losses of $3.6 million during the three months ended December 31, 2009, compared to a provision of $2.0 million for the quarter ended September 30, 2009.  The provision includes $2.1 million related to specific commercial and residential loans, with the remainder related to portfolio growth and the ongoing evaluation of risk factors applied to the loan portfolio in light of the continued weakness in the commercial real estate market during the quarter.

During the year ended December 31, 2009, the Bank recorded a provision for loan losses of $15.7 million, down from a provision of $18.9 million for the year ended December 31, 2008.  Non-performing loans increased to $120.5 million at December 31, 2009, up from $38.0 million at December 31, 2008. While the balance of non-performing loans increased, the provision decreased due to the quality of collateral supporting the non-performing loans.  We continue to rigorously review our loan portfolio to ensure that the collateral values remain sufficient to support the outstanding balances. Net charge-offs were $6.7 million for the twelve months ended December 31, 2009 compared to $5.3 million during the year ended December 31, 2008.

Net Interest Income

Beneficial’s net interest income increased $2.1 million, or 6.4%, to $34.8 million for the quarter ended December 31, 2009, compared to $32.7 million for quarter ended September 30, 2009.

The net interest margin decreased to 3.29% for the three months ended December 31, 2009, down 10 basis points from the three months ended September 30, 2009.

For the twelve months ended December 31, 2009, net interest income was $127.3 million, an increase of 11.7%, or $13.3 million, from $114.0 million for the twelve months ended December 31, 2008. The net interest margin decreased to 3.28% for the twelve months ended December 31, 2009, down from 3.33% for the twelve months ended December, 2008. Core deposits, which include all savings and transaction accounts, were $2.6 billion, or 72.7%, of total deposits at December 31, 2009 compared to $1.7 billion or 61.6% of total deposits at December 31, 2008.

Non-interest Income

Non-interest income decreased to $6.2 million for the three months ended December 31, 2009, down $0.3 million from the $6.5 million recorded for the quarter ended September 30, 2009.  The decrease in non-interest income resulted primarily from a decrease in gains on the sale of investment securities available for sale of $0.4 million. During the quarter ended December 31, 2009, the Company recorded an impairment charge of $0.2 million on investment securities available for sale.

Non-interest income increased $3.2 million, or 13.7%, during the twelve months ended December 31, 2009 to $26.8 million, up from $23.6 million for the year ended December 31, 2008.  This increase was primarily due to an increase in the gain on the sale of investment securities available for sale of $5.8 million and a decrease in impairment charges on investment securities available for sale of $1.6 million, which was partially offset by a decline in insurance commission income of $2.1 million, a decline in other income of $1.5 million and an increase in the loss on other assets of $0.8 million.

 Non-interest Expense

Non-interest expense was $31.2 million for the three months ended December 31, 2009, up $0.7 million, or 2.1%, from $30.5 million for the three months ended September 30, 2009.  The increase resulted primarily from an increase in marketing expense of $0.6 million.

During the twelve months ended December 31, 2009, non-interest expense increased $21.6 million to $119.9 million from $98.3 million at December 31, 2008.  Salaries and employee benefits increased by $5.6 million during the twelve months ended December 31, 2009, as we enhanced our work force with specific expertise to support our significant growth. FDIC deposit insurance assessment charges increased by $5.3 million during the year ended December 31, 2009, including a special assessment expense of $1.9 million.  In addition, the twelve month period ended December 31, 2008 included an expense reduction of $7.3 million resulting from modifications to the Bank’s pension plans.

About Beneficial Mutual Bancorp, Inc.

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services.  Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853.  The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with 68 offices in the greater Philadelphia and South Jersey regions.  Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank.  For more information about the Bank and Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions.  Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial’s loan or investment portfolios.  Additionally, other risks and uncertainties may be described in Beneficial’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov.  Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Financial Condition
(Dollars in thousands, except share amounts)

	December 31, 2009	September 30, 2009	December 31, 2008
ASSETS:
Cash and Cash Equivalents:
Cash and due from banks	$39,739	$147,975	$44,380
Interest-bearing deposits	139,962	423	9
Federal funds sold	-	-	-
Total cash and cash equivalents	179,701	148,398	44,389

Trading Securities	31,825	-	-

Investment Securities:
Available-for-sale (amortized cost of $1,260,670 and $1,129,150 at December 31, and September 30, 2009 respectively and $1,095,232 at December 31, 2008)	1,287,106	1,165,253	1,114,086
Held-to-maturity (estimated fair value of $49,853 and $54,479 at December 31 and September 30, 2009 respectively and $77,369 at December 31, 2008)	48,009	52,176	76,014
Federal Home Loan Bank stock, at cost	28,068	28,068	28,068
Total investment securities	1,363,183	1,245,497	1,218,168

Loans:	2,790,119	2,750,949	2,424,582
Allowance for loan losses	(45,855)	(42,742)	(36,905)
Net loans	2,744,264	2,708,207	2,387,677

Accrued Interest Receivable	19,375	19,264	17,543

Bank Premises and Equipment, net	81,255	77,402	78,490

Other Assets:
Goodwill	110,486	110,486	111,462
Bank owned life insurance	32,357	31,971	30,850
Other intangibles	20,430	21,311	23,985
Other assets	90,804	82,531	89,486
Total other assets	254,077	246,299	255,783

Total Assets	$4,673,680	$4,445,067	$4,002,050

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Deposits:
Non-interest bearing deposits	$242,412	$230,856	$226,382
Interest bearing deposits	3,266,835	3,051,369	2,515,297
Total deposits	3,509,247	3,282,225	2,741,679
Borrowed funds	433,620	443,616	580,054
Other liabilities	93,812	83,957	69,777
Total liabilities	4,036,679	3,809,798	3,391,510

Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock - $.01 par value, 100,000,000 shares authorized, none issued or outstanding as of December 31 and September 30, 2009 and December 31, 2008	-	-	-
Common Stock – $.01 par value, 300,000,000 shares authorized, 82,264,457 shares issued and outstanding as of December 31 and September 30, 2009 and December 31, 2008	823	823	823
Additional paid-in capital	345,356	344,663	342,420
Unearned common stock held by employee stock ownership plan	(25,489)	(26,385)	(28,510)
Retained earnings (partially restricted)	313,195	307,004	296,106
Accumulated other comprehensive gain (loss), net	6,712	12,760	(299)
Treasury stock, at cost, 410,904 shares, at December 31 and September 30, 2009 and 0 shares at December 31, 2008	(3,596)	(3,596)	-
Total stockholders’ equity	637,001	635,269	610,540

Total Liabilities and Stockholders’ Equity	$4,673,680	$4,445,067	$4,002,050

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008
INTEREST INCOME:
Interest and fees on loans	$36,660	$33,890	$140,183	$132,645
Interest on overnight investments	110	1	113	523
Interest on trading securities	1	-	1	-
Interest and dividends on investment securities:
Taxable	12,145	14,303	49,438	58,054
Tax-exempt	1,131	540	3,239	1,704
Total interest income	50,047	48,734	192,974	192,926

INTEREST EXPENSE:
Interest on deposits:
Interest bearing checking accounts	2,637	1,560	9,052	5,490
Money market and savings deposits	2,404	3,772	11,073	15,049
Time deposits	5,564	8,627	26,724	38,603
Total	10,605	13,959	46,849	59,142
Interest on borrowed funds	4,675	5,032	18,783	19,773
Total interest expense	15,280	18,991	65,632	78,915

Net interest income	34,767	29,743	127,342	114,011

Provision for loan losses	3,597	13,110	15,697	18,901

Net interest income after provision for loan losses	31,170	16,633	111,645	95,110

NON-INTEREST INCOME:
Insurance commission and related income	1,854	2,212	8,133	10,090
Service charges and other income	3,523	3,816	13,743	15,973
Impairment charge on securities available for sale	(161)	(2,479)	(1,587)	(3,216)
Gain on sale of investment securities available for sale	982	327	6,530	757
Trading securities profits	28	-	28	-
Total non-interest income	6,226	3,876	26,847	23,604

NON-INTEREST EXPENSE:
Salaries and employee benefits	15,387	12,601	58,251	52,684
Pension curtailment	-	-	-	(7,289)
Occupancy	2,920	2,866	11,992	11,693
Depreciation, amortization and maintenance	2,098	2,107	8,822	8,225
Marketing	1,764	2,754	5,889	6,300
Amortization of intangible	881	907	3,555	5,213
Impairment of goodwill	-	-	976	-
FDIC Insurance	1,249	100	5,633	341
Other	6,857	5,797	24,748	21,136
Total non-interest expense	31,156	27,132	119,866	98,303

Income (loss) before income taxes	6,240	(6,623)	18,626	20,411

Income tax expense (benefit)	49	(3,685)	1,537	3,865

NET INCOME (LOSS)	$6,191	$(2,938)	$17,089	$16,546

EARNINGS PER SHARE – Basic	$0.08	$(0.04)	$0.22	$0.21
EARNINGS PER SHARE – Diluted	$0.08	$(0.04)	$0.22	$0.21

Average common shares outstanding – Basic	77,687,208	77,778,319	77,693,082	78,702,419
Average common shares outstanding – Diluted	77,765,818	77,778,319	77,723,668	78,702,419

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Selected Consolidated Financial and Other Data of the Company (Unaudited)
(Dollars in thousands)

	December 31, 2009	September 30, 2009	December 31, 2008

ASSET QUALITY INDICATORS:
Non-performing assets:
Non-accruing loans	$72,307	$73,692	$17,163
Accruing loans past due 90 days or more	48,175	46,996	20,883
Total non-performing loans	120,482	120,688	38,046

Troubled debt restructurings	33,337	14,247	16,442
Real estate owned	9,061	8,194	6,297

Total non-performing assets	$162,880	$143,129	$60,785

Non-performing loans to total loans	4.32%	4.39%	1.57%

Non-performing loans to total assets	2.58%	2.72%	0.95%

Non-performing assets to total assets	3.49%	3.22%	1.52%

Non-performing assets less accruing loans Past due 90 days or more to total assets	2.45%	2.16%	1.00%

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008
PERFORMANCE RATIOS:
(annualized)
Return on average assets	0.53%	(0.30%)	0.40%	0.44%
Return on average equity	3.84%	(1.93%)	2.74%	2.70%
Net interest margin	3.29%	3.34%	3.28%	3.33%